Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES FIRST QUARTER 2014 FINANCIAL

AND OPERATIONAL RESULTS

Adjusted EBITDA of $30.4 million;

Lease Operating Expenses Down 16% Compared to Fourth Quarter 2013;

Completion of Successful Seismic Survey at West Montalvo

DENVER, COLORADO, May 16, 2014 /Marketwire/ — Venoco, Inc. today reported financial and operational results for the first quarter 2014.  The company reported net income of $9.6 million for the quarter on total revenues of $63.0 million.

Adjusted Earnings, which adjusts for unrealized derivative gains and losses and certain other items, were $2.7 million for the quarter. Adjusted EBITDA was $30.4 million in the quarter, compared to $27.0 million in the fourth quarter of 2013.  Please see the end of this release for definitions of Adjusted Earnings and Adjusted EBITDA and a reconciliation of those measures to net income/loss.

Highlights include the following:

•                  Production of 700 thousand barrels of oil equivalent (MBOE) for the quarter, or 7,776 BOE per day (BOE/d).

•                  Lease operating expenses were $19.5 million for the quarter, down from $23.1 million during the fourth quarter of 2013.

•                  Resumption of normal operations at South Ellwood following a third-party pipeline shutdown; commenced well slot recovery efforts in preparation for the drilling of a development well into Coal Oil Point, which was spud in early April.

First Quarter Production

Production in the first quarter of 2014 was 7,776 BOE/d compared to 8,511 BOE/d in the fourth quarter of 2013 and 9,501 BOE/d in the first quarter of 2013, pro forma for the Sacramento Basin asset sale. Daily oil production in the first quarter 2014 of 7,278 Bbls/d was down 8% compared to 7,946 Bbls/d in the fourth quarter of 2013, primarily as a result of the 20-day shutdown of our South Ellwood field due to extended repair work conducted on the third-party common carrier pipeline that transports our oil from the field. In order to minimize field downtime for the year, the company performed its annual South Ellwood platform maintenance shutdown during the quarter concurrent with the third-party pipeline work.

“With the amendment of our revolving credit facility finalized, and the prolonged shutdown at South Ellwood behind us, we can continue our path to execute on our 2014 capital plan,” said Mark DePuy, Interim President and Chief Operating Officer.  “During the quarter we continued to drill and complete a package of wells at Montalvo, and recently completed our seismic survey over the field.  Preliminary seismic results will become available later this year, and we are excited to analyze the data so that we may better capitalize on drilling potential in the area.  We also completed well slot recovery efforts, and on April 9th spud the Coal Oil Point development well at the South Ellwood field.”

“Although the extended shutdown at South Ellwood affected production for the quarter, we have seen the platform return to production rates that we experienced prior to the shutdown,” stated Mr. DePuy. “Also, by having the annual maintenance shutdown of the platform behind us, we can remain focused on maximizing production at the field for the remainder of the year.”

“Finally, throughout the quarter we continued to analyze down-hole data relating to wellbore communication at South Ellwood. We’ve concluded that communication has occurred but data also suggests we’ll see continued stabilization in the rate of production decline,” Mr. DePuy continued. “We’ll continue to review the data to determine what, if any, impacts this will have on the design and location of future wells in the primary portion of the field, however, it will have no impact on our drilling at the Coal Oil Point structure,” Mr. DePuy said.

The following table details the company’s daily production by region (BOE(1)/d):

	Quarter ended
Region	3/31/13	12/31/13	3/31/14
Southern California	9,501	8,511	7,776
Sacramento Basin(2)	1,127	—	—
Total	10,628	8,511	7,776

(1)         Barrel of oil equivalent (BOE) is calculated using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or natural gas liquids.

(2)         First quarter 2013 production from the Sacramento Basin relates to properties that were held in escrow pending the receipt of consents regarding the transfer of ownership.  As of May 1, 2013, title to all properties included in the sale had been transferred to the purchaser.

First Quarter Costs

Venoco’s first quarter 2014 lease operating expenses of $27.81 per BOE were down from $29.46 per BOE in the fourth quarter of 2013 and up from $21.05 per BOE in the first quarter of 2013, pro forma for the sale of the Sacramento Basin. The fourth quarter expenses were negatively affected by the scheduled annual maintenance performed at the South Ellwood field during the quarter, as well as higher non-recurring repairs at the field, which resulted in higher LOE costs and reduced production levels.

Venoco’s first quarter 2014 G&A costs, excluding non-cash share-based compensation, was $11.40 per BOE, down from $14.31 per BOE in the fourth quarter of 2013, and $14.71 per BOE in the first quarter of 2013, excluding production from the Sacramento Basin properties held in escrow during the first quarter of 2013.

	Quarter Ended
UNAUDITED (per BOE)	3/31/13	12/31/13	3/31/14
Lease Operating Expenses	$19.36	$29.46	$27.81
Property and Production Taxes	1.18	1.86	2.48
DD&A Expense	12.09	15.72	15.97
G&A Expense (1)	13.14	14.31	11.40

(1)         Net of amounts capitalized and excluding non-cash share-based compensation costs.  See the end of this release for a reconciliation of G&A per BOE.

Capital Investment First Quarter 2014

Venoco’s first quarter capital expenditures for exploration, development and other spending were $26 million, including $20 million for drilling and rework activities, $1 million for facilities, and the remaining $5 million for land, seismic and capitalized G&A.

In the first quarter of 2014, the company spent $25 million or 96% of its capital expenditures on its Southern California legacy fields, primarily at the West Montalvo field. During the quarter, the company spud one proved undeveloped location and completed two wells spud in 2013 at Montalvo, and also initiated a seismic survey over the field, which was completed in April.  We plan to drill one additional proved undeveloped location and two probable locations at the field in the remainder of 2014.  We have put three wells drilled at the end of 2013 and the beginning of 2014 on artificial lift.

During the first quarter of the year at South Ellwood, the company spent $3 million, primarily on the 3120-14RD1 electric submersible pump conversion and on the well slot recovery operation in preparation for the drilling of our 3242-20 development well at Coal Oil Point.  We are currently drilling the 3242-20 well and plan to complete it in the second quarter of 2014.

We also had about $3 million in capital spending at Platform Gail during the quarter, primarily on a recompletion project, for a well in the M2 zone.

During the first quarter of 2014, the company had relatively minimal onshore Monterey capital expenditures of $1 million, incurred primarily for land and capitalized G&A.

Financing Update

In April 2014, the company entered into an amendment to the credit agreement governing its revolving credit facility, which resulted in an increase to the borrowing base to $280 million and revisions to the total debt leverage covenant ratio.

Recent Event

On May 2, 2014, Ed O’Donnell, Chief Executive Officer of Venoco, Inc. and President of Denver Parent Corporation (“DPC”), informed Venoco and DPC that he intended to retire from both Venoco and DPC. His retirement was effective May 9, 2014.  On May 5, 2014, Venoco named Mark DePuy, previously its Senior Vice President — Business Development and Acquisitions, to the positions of interim President and Chief Operating Officer.  DPC also appointed Mr. DePuy to the same positions.

“Mark DePuy has long been a valuable member of the Venoco family, and I am delighted that he will be taking over responsibility of the company’s operations on an interim basis,” said Tim Marquez, Venoco Founder and Executive Chairman of the Board.  “Mark’s deep experience and educational background make him very well suited to manage the company.”

“In order to focus our time and energies on determining the best possible CEO to direct our operations, and also to allow Mark additional time to transition into his new responsibilities, we will not be hosting a first quarter 2014 earnings conference call,” Mr. Marquez said.  “We expect to resume hosting earnings calls in the coming quarters following this transitional period.”

About the Company

Venoco is an independent energy company primarily engaged in the acquisition, exploitation and development of oil and natural gas properties primarily in California.  Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms and operates several onshore properties in Southern California.

Forward-looking Statements

Statements made in this news release relating to Venoco’s future production, capital expenditures and development projects, and all other statements except statements of historical fact, are forward-looking statements. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, the timing and results of drilling and other development activities, the availability and cost of obtaining drilling equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, and pipeline curtailments by third parties. The company’s activities with respect to the onshore Monterey Shale and other projects are subject to numerous operating, geological and other risks and may not be successful. The company’s results in the onshore Monterey Shale will be subject to greater risks than in areas where it has more data and drilling and production experience. Results from the company’s onshore Monterey Shale project will depend on, among other things, its ability to identify productive intervals and drilling and completion techniques necessary to achieve commercial production from those intervals. All forward-looking statements are made only as of the date hereof and the company undertakes no obligation to update any such statement. Further information on risks and uncertainties that may affect the company’s operations and financial performance, and the forward-looking statements made herein, is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

References to reserve estimates other than proved are by their nature more uncertain than estimates of proved reserves, and are subject to substantially greater risk of not actually being realized by the company.

For further information, please contact Zach Shulman, Investor Relations, (303) 583-1637; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Source: Venoco, Inc.

/////

OIL AND NATURAL GAS PRODUCTION AND PRICES

	Quarter Ended			Quarter Ended
UNAUDITED	12/31/13	3/31/14	% Change	3/31/13	3/31/14	% Change
Production Volume:
Oil (MBbls) (1)	731	655	-10%	811	655	-19%
Natural Gas (MMcf)	312	269	-14%	873	269	-69%
MBOE	783	700	-11%	957	700	-27%
Daily Average Production Volume:
Oil (Bbls/d)	7,946	7,278	-8%	9,011	7,278	-19%
Natural Gas (Mcf/d)	3,391	2,989	-12%	9,700	2,989	-69%
BOE/d	8,511	7,776	-9%	10,628	7,776	-27%

Oil Price per Barrel Produced (in dollars):
Realized price before hedging	$90.55	$94.55	4%	$99.71	$94.55	-5%
Realized hedging gain (loss)	(5.63)	(5.38)	-4%	(10.79)	(5.38)	-50%
Net realized price	$84.92	$89.17	5%	$88.92	$89.17	0%

Natural Gas Price per Mcf (in dollars):
Realized price before hedging	$4.48	$6.06	35%	$3.71	$6.06	63%
Realized hedging gain (loss)	—	—	0%	—	—	0%
Net realized price	$4.48	$6.06	35%	$3.71	$6.06	63%
Expense per BOE (in dollars):
Lease operating expenses	$29.46	$27.81	-6%	$19.36	$27.81	44%
Production and property taxes	$1.86	$2.48	33%	$1.18	$2.48	110%
Transportation expenses	$0.06	$0.08	33%	$0.04	$0.08	100%

Depreciation, depletion and amortization	$15.72	$15.97	2%	$12.09	$15.97	32%
General and administrative (2)	$25.15	$12.37	-51%	$15.65	$12.37	-21%
Interest expense	$16.84	$18.49	10%	$19.70	$18.49	-6%

(1) Amounts shown are oil production volumes for offshore properties and sales volumes for onshore properties (differences between onshore production and sales volumes are minimal). Revenue accruals are adjusted for actual sales volumes since offshore oil inventories can vary significantly from month to month based on pipeline inventories, oil pipeline sales nominations, and prior to February 2012, the timing of barge deliveries and oil in tanks.

(2)  Net of amounts capitalized.

 - more -

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
UNAUDITED (In thousands)	3/31/13	12/31/13	3/31/14
REVENUES:
Oil and natural gas sales	$85,959	$66,269	$62,538
Other	1,304	666	459
Total revenues	87,263	66,935	62,997
EXPENSES:
Lease operating expense	18,531	23,067	19,468
Property and production taxes	1,127	1,459	1,736
Transportation expense	38	48	57
Depletion, depreciation and amortization	11,572	12,311	11,176
Accretion of asset retirement obligation	656	611	667
General and administrative	14,975	19,695	8,662
Total expenses	46,899	57,191	41,766
Income from operations	40,364	9,744	21,231
FINANCING COSTS AND OTHER:
Interest expense	18,854	13,185	12,940
Amortization of deferred loan costs	1,113	818	833
Loss on extinguishment of debt	21,297	465	—
Commodity derivative realized (gains) losses	14,617	4,118	3,525
Commodity derivative unrealized (gains) losses and amortization of derivative premiums	(11,274)	10,926	(5,620)
Total financing costs and other	44,607	29,512	11,678
Income (loss) before taxes	(4,243)	(19,768)	9,553
Income tax provision (benefit)	—	—	—
Net income (loss)	$(4,243)	$(19,768)	$9,553

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

UNAUDITED ($ in thousands)	12/31/13	3/31/14
ASSETS
Cash and cash equivalents	$828	$16,822
Accounts receivable	23,737	18,712
Inventories	5,166	4,735
Other current assets	4,587	3,428
Commodity derivatives	340	523
Total current assets	34,658	44,220
Net property, plant and equipment	662,629	677,386
Total other assets	17,569	16,569
TOTAL ASSETS	$714,856	$738,175
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$32,966	$36,161
Interest payable	17,408	6,026
Commodity derivatives	13,464	10,135
Share based compensation	20,723	5,263
Total current liabilities	84,561	57,585
LONG-TERM DEBT	705,000	747,000
COMMODITY DERIVATIVES	10,601	8,493
ASSET RETIREMENT OBLIGATIONS	35,982	37,627
SHARE BASED COMPENSATION	16,721	18,231
Total liabilities	852,865	868,936
Total stockholders’ equity	(138,009)	(130,761)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$714,856	$738,175

GAAP RECONCILIATIONS

Adjusted Earnings and Adjusted EBITDA

In addition to net income (loss) determined in accordance with GAAP, we have provided in this release our Adjusted Earnings and Adjusted EBITDA for recent periods.  Both Adjusted Earnings and Adjusted EBITDA are non-GAAP financial measures that we use as supplemental measures of our performance.

We define Adjusted Earnings as net income (loss) before the effects of the items listed in the table below.  We calculate the tax effect of reconciling items by re-performing our period-end tax calculation excluding the reconciling items from earnings.  The difference between this calculation and the tax expense/benefit recorded for the period results in the tax effect disclosed below.  We believe that Adjusted Earnings facilitates comparisons to earnings forecasts prepared by stock analysts and other third parties. Such forecasts generally exclude the effects of items that are difficult to predict or to measure in advance and are not directly related to our ongoing operations. Adjusted Earnings should not be considered a substitute for net income (loss) as reported in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before the effects of the items listed in the table below.  Because the use of Adjusted EBITDA facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business.

We present Adjusted Earnings and Adjusted EBITDA because we consider them to be important supplemental measures of our performance.  Neither Adjusted Earnings nor Adjusted EBITDA is a measurement of our financial performance under GAAP and neither should be considered as an alternative to net income (loss), operating income or any other performance measure derived in accordance with GAAP, as an alternative to cash flow from operating activities or as a measure of our liquidity. You should not assume that the Adjusted Earnings or Adjusted EBITDA amounts shown are comparable to similarly named measures disclosed by other companies.

	Quarter Ended
UNAUDITED ($ in thousands)	3/31/13	12/31/13	3/31/14
Adjusted Earnings Reconciliation
Net Income	$(4,243)	$(19,768)	$9,553
Plus:
Unrealized commodity (gains) losses	(12,223)	9,908	(6,824)
Loss on extinguishment of debt	21,297	465	—
Tax effects	—	—	—
Adjusted Earnings	$4,831	$(9,395)	$2,729

	Quarter Ended
UNAUDITED ($ in thousands)	3/31/13	12/31/13	3/31/14
Adjusted EBITDA Reconciliation
Net income	$(4,243)	$(19,768)	$9,553
Interest expense	18,854	13,185	12,940
DD&A	11,572	12,311	11,176
Accretion of asset retirement obligation	656	611	667
Amortization of deferred loan costs	1,113	818	833
Loss on extinguishment of debt	21,297	465	—
Non-cash share-based compensation expense	2,401	8,492	894
Amortization of derivative premiums	949	1,018	1,204
Unrealized commodity derivative (gains) losses	(12,223)	9,908	(6,824)
Adjusted EBITDA	$40,376	$27,040	$30,443

We also provide per BOE G&A expenses excluding severance costs related to the sale of the Sacramento Basin assets and non-cash share-based compensation charges.  We believe that these non-GAAP measures are useful in that the items excluded do not represent cash expenses directly related to our ongoing operations.  These non-GAAP measures should not be viewed as an alternative to per BOE G&A expenses as determined in accordance with GAAP.

	Quarter Ended
UNAUDITED ($ in thousands, except per BOE amounts)	3/31/13	12/31/13	3/31/14
G&A per BOE Reconciliation

G&A expense	$14,975	$19,695	$8,662
Less:
Non-cash share-based compensation expense	(2,401)	(8,492)	(685)
G&A Expense Excluding Non-Cash Share-Based Comp	12,574	11,203	7,977
MBOE	957	783	700
G&A Expense per BOE Excluding Non-Cash Share-Based Comp	$13.14	$14.31	$11.40
MBOE excluding Sacramento Basin production	855	—	—
G&A Expense per BOE Excluding Non-Cash Share-Based Comp - Excluding Sacramento Basin Production	$14.71	$14.31	$11.40

PV-10

The present value of future net cash flows (PV-10 value) is a non-GAAP measure because it excludes income tax effects. Management believes that before-tax cash flow amounts are useful for evaluative purposes since future income taxes, which are affected by a company’s unique tax position and strategies, can make after-tax amounts less comparable. We derive PV-10 value based on the present value of estimated future revenues to be generated from the production of proved reserves, net of estimated production and future development costs and future plugging and abandonment costs, using the arithmetic twelve-month average of the first of the month prices without giving effect to hedging activities or future escalation, and costs as of the date of estimate without future escalation, non-property related expenses such as general and administrative expenses, debt service and depreciation, depletion, amortization and impairment and income taxes, and discounted using an annual discount rate of 10%.

The following table reconciles the standardized measure of future net cash flows to PV-10 value (in thousands):

UNAUDITED ($ in thousands)	12/31/2011	12/31/2012	12/31/2013

Standardized measure of discounted future net cash flows	$1,364,146	$1,157,452	$1,153,717
Add: Present value of future income tax discounted at 10%	442,355	352,281	304,185
PV-10 at year end SEC prices	$1,806,501	$1,509,733	$1,457,902

- end -